                                 EXHIBIT 3(b)
                               ---------------
                               RESTATED BYLAWS

                                     OF

                           TWIN DISC, INCORPORATED

                             ARTICLE I.  OFFICE
                             ------------------

     The principal office of the Corporation in the State of Wisconsin shall be located in the City of Racine, Racine County. The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require.

     The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

                          ARTICLE II.  SHAREHOLDERS
                          -------------------------

     (1) ANNUAL MEETING. The Annual Meeting of the Shareholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held during the months of September or October in each year at such place, on such date and at such time as the Board of Directors may designate, written notice of the place, date and time of such meeting to be given each Shareholder not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting. If the place, date and time of the Annual Shareholders Meeting for any year shall not have been designated by the Board of Directors at least thirty (30) days prior to the first day of September of such year, then the Annual Meeting of the Shareholders shall be held at the registered office of the Corporation on the third Friday of October in such year at 2 o'clock p.m., if not a legal holiday, but if a legal holiday, then on the next business day following.

     (2) SPECIAL MEETINGS. Special Meetings of the Shareholders may be called by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or the Secretary, and shall be called by the President and Chief Operating Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request of Shareholders owning not less than twenty-five percent (25%) of the outstanding shares of stock of the Corporation entitled to vote at the meeting. Any such request shall state the purpose, or purposes, of the proposed meeting. At any Special Meeting, the order of business thereat shall be determined by the Chairman and Chief Executive Officer, the President and Chief Operating Officer of the Company.

     (3) PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting, or for any Special Meeting called by the Board of Directors. If no designation is made, or if a Special Meeting be otherwise called, the place of the meeting shall be the registered office of the Corporation, but any meeting may be adjourned to reconvene at any place designated by a vote of a majority of the shares represented at such meeting.
<PAGE 18>
     (4) NOTICE OF MEETING. Written notice stating the place, date and time of the meeting, and in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman and Chief Executive Officer, President and Chief Operating Officer, Secretary, the Board of Directors, or other person or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed, to the Shareholder at his address as it appears on the stock record book or similar records of the Corporation, with postage thereon prepaid. Notice of any meeting of the Shareholders shall clearly state that proxy appointments will be ruled invalid unless received by the Secretary before the deadlines prescribed in these By-Laws.

     (5) RECORD DATE. The Board of Directors may fix in advance a record date to determine the Shareholders entitled to notice of a Shareholders meeting, which record date shall be not more than seventy (70) nor less than five (5) days prior to the meeting or action requiring a determination of the Shareholders. A determination of the Shareholders entitled to notice of or to vote at a Shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new date, which it shall be required to do only if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     (6) SHAREHOLDERS LIST. After fixing a record date for a Shareholders meeting, the Secretary shall prepare a list of names of all its Shareholders who are entitled to notice of the Shareholders meeting. The Secretary shall make the list available for inspection by any Shareholder, beginning two (2) days after notice of the meeting is given for which the list was prepared, at the Corporation's principal place of business, or at a place designated in the meeting notice. During the period specified in this By-Law, a Shareholder or such Shareholder's agent may inspect the list during regular business hours on written notice to the Secretary stating the date upon which the inspection is requested to take place, which date shall be not less than five (5) days from the date the request is made. The Corporation shall make the list available at the meeting, and any Shareholder or his agent may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the Shareholders' list pursuant to this Bylaw shall not affect the validity of any action taken at the meeting.

     (7) QUORUM. Except as otherwise provided by law, these By-laws or the Articles of Organization, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders, and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion or election, unless a greater number is required by law, by these By-laws or by the Articles of Organization. The meeting may be adjourned from time to time by a majority of the votes cast. The Secretary must give proper notice of the time, date, or place unless the new time, date, or place is announced at the meeting. Once a share is represented for any purpose at a meeting other than for the purpose of objecting to the holding of the meeting or the transaction of business at the meeting, such share is considered present for the purpose of determining whether a quorum exists for any adjournment of that meeting, unless a new record date is set for that adjourned meeting.

     (8) PROXIES. At any meetings of the Shareholders, any Shareholder is entitled to vote by proxy. A Shareholder may appoint a person to vote or otherwise act for him by signing an appointment form, either personally or by his authorized agent. Such a proxy appointment form shall be delivered to the Secretary of the Corporation in person, by mail or by messenger, not less than forty-eight (48) hours prior to the date of any Shareholder meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided conspicuously on the face of the appointment form. Appointment forms or revocations transmitted by facsimile, telex, telegram, or electronic means shall not be accepted.

     (8.25)   Revoking Proxies.  A Shareholder may revoke a proxy appointment form signed by him by:

          (a)   openly stating the revocation at the Shareholders meeting;

          (b)   voting at the Shareholders meeting in person;

          (c) submitting a proxy appointment form bearing a later date to the corporate Secretary pursuant to the provisions of these Bylaws; or

          (d) delivering a signed written statement revoking the proxy to the corporate Secretary prior to the date of the meeting.

     (8.50)   Proxy Validation.  Any valid proxy appointment form must meet the following standards:

          (a) The proxy appointment form must be delivered to the Secretary of the Corporation pursuant to the provisions of these Bylaws;

          (b) The appointment form shall bear a signature in handwriting sufficiently legible to allow the inspector to distinguish it as representing the name of a registered Shareholder, or be accompanied by a rubber stamp facsimile or hand-printed name, including the Shareholder's surname, and either the Shareholder's first or middle name as represented on the corporate records, and any titles, offices or words indicating agency which appear in the corporate records;

          (c) If the name appearing on the appointment form does not correspond with the Shareholder's name in the corporate records, the signature on the appointment form must then include some indication of the signator's agency, office or authority allowing them to represent these Shareholder in this particular matter;

          (d) If the Shareholder is an entity, the person signing the form must demonstrate their authority as officer or agent;

          (e) If the person signing the appointment form purports to be a personal representative, administrator, executor, guardian or conservator, the person signing the form must demonstrate their authority to represent the Shareholder in this matter; or

          (f) If two or more persons are Shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners, the person signing the form must demonstrate their authority to act on behalf of the other co-owners(s).

          The inspector shall in good faith, considering the facts and circumstances, determine whether each proxy appointment satisfies these standards. In making his determination the inspector shall be entitled to rely upon the genuineness of all signatures and purported authority of persons designated as officers, agents, representatives or co-owners. The inspector's determination shall be final.

     (9) VOTING. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of Shareholders. Upon demand of any Shareholder, the vote for Directors shall be by ballot.

     (10) VOTING OF SHARES BY CERTAIN SHAREHOLDERS. Shares standing in the name of another Corporation may be voted either in person or by proxy, by the President of such Corporation or any other officer appointed by such President. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly at any meeting, and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     (11) INSPECTORS OF ELECTION. Prior to the meeting, the Board of Directors may appoint no fewer than one (1) but no more than seven (7) inspectors to serve at any meeting of the Shareholders. The inspectors may be selected from among the employees of the Corporation or any individuals not affiliated with the Corporation. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxy appointments. The inspectors shall also receive votes, ballots and consents, hear and determine challenges and questions in connection with the right to vote, decide all questions relating to the qualifications of voters and the validity of proxy appointments pursuant to the provisions of these Bylaws, count and tabulate all votes, ballots or consents, and do such acts as are proper to conduct the election with fairness to all Shareholders. In the event the Board of Directors does not appoint any inspector, the Secretary of the Corporation shall perform any duties and exercise any authority provided to the inspector under these By-Laws.

     (11.5)   Procedures at the Shareholder Meeting.  The Chairman of the
meeting shall follow the order of business prepared by the Secretary of the Corporation pursuant to the provisions of these By-laws. The Chairman of the meeting may rule out of order any motion from the floor to consider a matter not appearing on the agenda. All matters on the agenda may be combined on a single ballot, and in the case of an election for the Board of Directors, all names of those candidates properly nominated under these By-laws may appear together on a single ballot. The Chairman shall announce the outcome following each vote, however the final count may be completed after the meeting provided the inspectors of the election sign a supplemental certification of election specifying the final count. The inspectors shall determine that each individual admitted to the meeting is a Shareholder on or prior to the record date, and no other individual shall participate in or observe the meeting, otherwise than by direction of the Chairman. The Board of Directors may provide for security to maintain reasonable decorum and ensure the safety of the participants.

     The Chairman of the meeting is responsible for enforcing the rules of procedure on the floor of the meeting. Statements by Shareholders may not exceed two (2) minutes, or three (3) minutes in the case of the proponent's initial remarks on a matter before the Shareholders. The Chairman of the meeting may rule out of order any statement that exceeds the allotted time, goes beyond the matter before the Shareholders, repeats earlier statements at the meeting, or relates to subject matters beyond the general interest of the Shareholders. The Chairman of the meeting shall have the power to rule on any other points of order and his decision shall be final.

     (12) WAIVER OF NOTICE BY SHAREHOLDERS. Whenever any notice whatever is required to be given to any Shareholder of the Corporation under the Articles of Incorporation or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice, provided that such waiver in respect to any matter of which notice is required under any provision of Wisconsin law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

     (13) INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted by the Articles of Incorporation or By-laws or any provision of law to be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

                       ARTICLE III.  BOARD OF DIRECTORS
                       --------------------------------

     (1) GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

     (2) SPECIFIC POWERS. Without prejudice to such general powers and subject to the laws of Wisconsin and the Articles of Organization, it is hereby expressly declared that the Directors shall have the following powers, to-wit: to adopt and alter a common seal of the Corporation; to make and change regulations not inconsistent with these By-Laws, for the management of the Corporation's business and affairs; to purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire; to pay for any property purchased for the Corporation either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation; to borrow money and to make and issue notes, bonds, and other negotiable and transferable instruments, mortgages, necessary to effectuate the same; to appoint and remove or suspend such subordinate officers, agents or factors as they may deem necessary and to determine their duties, and fix and from time to time change their salaries or renumeration, and to require security as and when they think fit; to confer upon any officer of the company the power to appoint, remove and suspend subordinate officers, agents and factors; to determine who shall be authorized on the Corporation's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, contracts and other instruments.

     (3) NUMBER, TENURE, RESIGNATION AND QUALIFICATIONS. The number of directors of the Corporation shall be eleven (11). Directors need not be residents of the State of Wisconsin nor Shareholders of the Corporation.

     The Board of Directors shall be divided into three classes, consisting of three, three and five Directors. The term of office of each Director elected for a full term shall be the period of three years to expire at the Annual Meeting of Shareholders three years after the date of his election. The number of Directors to be elected at such meeting shall be equal to the number whose term expires at the time of such meeting. Each Director shall hold office for the term for which he is elected and until the next Annual Meeting of Shareholders at which his successor shall be elected, or until his death, or until he shall resign or shall have been removed in a manner provided in these By-Laws.

     (4) REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as the Annual Meeting of Shareholders and each adjournment thereof. The Board of Directors may provide by resolution the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice to Directors than such resolution.

     (5) SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by or at the request of the Chairman, President, Secretary, or any five (5) Directors. Special Meetings of the Board of Directors shall be held at such place, either within or without the State of Wisconsin, as the majority of the members of the Board of Directors may from time to time appoint.

     (6) NOTICE. Notice of any Special Meeting shall be given at least forty-eight (48) hours previously thereto by written notice, delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any Director of the Corporation under the Articles of Incorporation or By-Laws, or any provision of law, a waiver thereof in writing, signed at any time whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or Special Meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

     (7) QUORUM. Except as otherwise provided by law or by these By-Laws, a majority of the number of Directors fixed by Section (3) of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

     (8) MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law by the Articles of Organization or by these By-Laws.

     (8.5)   Conducting Meetings.  Any or all directors may participate in or conduct a regular or Special Meeting of the Board of Directors through the use of any means of communication by which all participating directors may simultaneously hear each other during the meeting, and all communication during the meeting is immediately transmitted to each participating director and each participating director is able to send immediately messages to all participating directors. If any means of communication as described above is to be utilized at a meeting of the Board of Directors, all participating directors must be informed that a meeting is taking place at which official business may be transacted.

     (9) VACANCIES. Any vacancy in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors. In the event of removal of one or more Directors as provided by these By-Laws, a new Director or Directors to fill such vacancy or vacancies, as the case may be, may be elected at the same meeting of Shareholders at which such action of removal is taken.

     (10) COMPENSATION. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise. The Board of Directors also shall have authority to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to Directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such Directors, officers and employees to the Corporation. Each Director shall also be reimbursed for his necessary expenses in connection with attending meetings of the Board of Directors.

     (11) PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     (12) INFORMAL ACTION BY DIRECTORS. Any action required or permitted by the Articles of Incorporation, By-Laws, or other provision of law, which might be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

     (12.5)   Emergency By-Laws.  In the event of an emergency, which, for purposes of this By-Law, is defined as a catastrophic event including but without limitation to, a fire, plane crash, tornado, flood, or snow storm, preventing a quorum of the Board of Directors from being assembled, the following emergency By-Law provisions shall become and remain effective until such time as it is practicable for a normally constituted Board of Directors to resume management of the business of the Corporation.

          (a) Those members of the Board of Directors who are available during the emergency shall continue to manage the business of the Corporation. A director is unavailable under this By-Law if such director is unable to receive notice of a Board of Directors meeting as provided in Article III, Section (6) of the By-Laws, or having received notice is by reason of the emergency unable to participate in the meeting so noticed.

          (b) Three (3) directors shall constitute a quorum of the Board of Directors during an emergency. If the number of available directors should drop below three (3), additional directors may be appointed by the remaining directors from the officers or employees of the Corporation. Not more than three (3) directors shall be appointed under this provision.

          (c) Meetings during an emergency may be called by any available director, using any reasonable means of communication in an effort to contact or give notice to each remaining director.

          (d) During an emergency, any director may participate in or conduct a meeting of the Board of Directors through any available means of communication which allows all directors participating to simultaneously hear each other, and such communication is immediately transmitted to each director.

          (e) The provisions of the Corporation's regular By-laws shall remain effective during the emergency period except to the extent inconsistent therewith.

          (f) The emergency By-laws shall no longer be effective after the emergency ceases and the term of any Director appointed to serve during such emergency shall end.

     (13) RESIGNATION AND REMOVAL FOR CAUSE. Any Director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     A Director may be removed from office during the term of such office but only upon a showing of good cause, such removal to be by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such Director and which action may only be taken at a Special Meeting of stockholders called for that purpose.

     A Special Meeting of the stockholders as herein referred to may only be held after a hearing on the matter of cause claimed to exist has been held by the full Board of Directors of the company at which hearing the Director or Directors proposed for removal shall be given an adequate opportunity for preparation and attendance in person (together with representation by counsel); provided, however, that such hearing shall be held only after written notice has been given to said Director or Directors proposed for removal specifying the matters of cause claimed to exist. The conclusions of said hearing shall be reported by the Board of Directors in writing accompanying the notice of the special stockholders' meeting sent to each stockholder eligible to vote at said Special Meeting.

     (14) DIRECTORS EMERITUS. The Board of Directors may from time to time name Directors Emeritus of the Board of Directors of the Corporation who shall be entitled to receive notice of all meetings of the Board and to attend thereat, provided that they shall not be entitled to a vote upon any proposition to be voted by said Board of Directors. Director Emeritus shall serve at the pleasure of the Board.

                             ARTICLE IV.  OFFICERS
                             ---------------------

     (1) NUMBER AND QUALIFICATION. The principal officers of the Corporation shall be a Chairman and Chief Executive Officer, at the option of the Board, a President and Chief Operating Officer, an Executive Vice President, one or more other Vice Presidents as the Board may choose to select, a Secretary, a Treasurer, and at the option of the Board, a President of North American Operations. The Chairman and Chief Executive Officer and the President and Chief Operating Officer shall be selected from among the membership of the Board of Directors and shall hold office until their successors are elected and qualified notwithstanding any earlier termination of their office as director, other than their removal for cause. Such other officers and assistant officers that may be deemed necessary may be elected or appointed by the Board and any two or more offices may be held by the same person except the offices of President and Chief Operating Officer and Vice President.

     (2) ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each Annual Meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected, or until his death, or until he shall resign, or shall have been removed in a manner hereinafter provided.

     (3) REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights. The Chairman and Chief Executive Officer or President and Chief Operating Officer may suspend any officer until the next Board meeting.

     (4) VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     (5) CHAIRMAN AND CHIEF EXECUTIVE OFFICER. The Chairman and Chief Executive Officer shall preside at all meetings of the Board of Directors, and shall have the general powers and duties of supervision and management of the business of the Corporation, its officers and agents. He shall have authority to sign certificates for shares of the Corporation as provided in ARTICLE VII hereof. He shall have authority, subject to such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman and Chief Executive Officer. In his capacity as Chairman and Chief Executive Officer, he shall also appoint all Board committees and their chairmen and he shall have such other power and duties as may from time to time be prescribed by the Board of Directors.

     (6) PRESIDENT AND CHIEF OPERATING OFFICER. The President and Chief Operating Officer shall, in general, supervise, direct and control the operations and business of the Corporation subject to the supervision and direction of the Chairman and Chief Executive Officer and the Board of Directors and the provisions of these By-Laws. The President and Chief Operating Officer shall also, subject to such rules as may be prescribed by these By-laws, the Chariman and Chief Executive Officer, or the Board of Directors, have the authority to sign, execute and acknowledge on behalf of the Corporation all deeds, mortgages, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, including certificates for shares of the Corporation. In the absence of the Chairman and Chief Executive Officer, he shall preside at all meetings of the Shareholders and Board of Directors.

     (7) VICE PRESIDENTS. In the absence of the President and Chief Operating Officer, or in the event of his death, inability or refusal to act, the Executive Vice President or in his absence the Vice President-Finance (or should neither be available then the other Vice Presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election) shall perform the duties of the President and Chief Operating Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the President and Chief Operating Officer. Any Vice President may sign, with the Chairman and Chief Executive Officer and with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to him by the Chairman and Chief Executive Officer or President and Chief Operating Officer or by the Board of Directors. Any Vice President is authorized to affix the seal of the Corporation to any document which requires the same.

     (8) SECRETARY. The Secretary shall: (a) keep the minutes of the Shareholders' and of the Board of Directors' Meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents which require the same, the execution of which on behalf of the Corporation under its seal is duly authorized by another officer hereunder or by the Board of Directors; (d) keep a register of the post office addresses of each Shareholder which shall be furnished to the Secretary by such Shareholders; (e) sign with the Chairman and with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and have such other duties, and exercise such authority as from time to time may be delegated or assigned to him by the Chairman and Chief Executive Officer or President and Chief Operating Officer or by the Board of Directors.

     (9) TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws; and (b) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chairman or President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer is authorized to affix the seal of the Corporation to any document which requires the same.

     (10) ASSISTANT AND ACTING OFFICERS. The Board of Directors shall have the power to appoint any person to act as assistant to any officers when deemed desirable, or to perform the duties of such officer whenever for any reason it is impractical for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined, conditioned or restricted by the Board of Directors.

    (11) SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by the reason of the fact that he is also a Director of the Corporation.

                                  ARTICLE V.
                                  ----------
             INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
             ----------------------------------------------------

     To the fullest extent allowed by law, this Corporation shall indemnify its directors and officers against expenses (including attorney's fees, court costs, and disbursements) and liabilities (including ERISA excise taxes, judgments, fines and amounts paid in settlement) incurred in connection with any actual or threatened action, suit or proceeding to which such person is made or threatened to be made a party by reason of being, or having been, a director or officer or, upon written request of the Corporation pursuant to a resolution of its Board of Directors, serving or having served any other entity, including any benefit plan of the Corporation.

     Prior to the final disposition of an action, the Corporation may advance expenses for the defense thereof, provided it has received adequate assurances of repayment if it is ultimately determined that the individual is not entitled to repayment.

     The Corporation shall have the power and authority to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation in such capacity in any other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the Corporation itself would have the power to indemnify him against such liability under the remaining provisions of this By-Law.

     Indemnification pursuant to this By-Law shall not be exclusive and shall be in addition to that granted from time to time by operation of law, agreement, or vote of the Corporation's directors or Shareholders. With respect to liabilities and/or expenses arising from or incurred in connection with an individual serving, at the Corporation's request, any other entity, indemnification by the Corporation shall be deemed to be excess and any indemnification or insurance provided by such other entity shall be deemed to be primary.

                                 ARTICLE VI.
                                 -----------
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     (1)   CONTRACTS.  To the extent not otherwise authorized by these By-

Laws, the Board of Directors may authorize any officer or officers, or agent or agents, or the Corporation to enter into any contract or execute and deliver any instrument in the names of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

     (2) LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     (3) CHECKS, DRAFTS, AND OTHER EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for the payment of money issued in the name of the Company shall be signed by such employee or employees, agent or agents, of the Company as are appointed by the President, and in such manner, including facsimile and printed signatures, as may be designed by the President. In connection with the furnishing of authorizing resolution and signature card forms needed by commercial banks, the Corporate Secretary, or any Assistant Secretary, is authorized to execute and certify to such forms as he may deem appropriate as adopted under the authority of this By-Law and as binding upon the Company in acceptance therewith, thereby empowering employees or agents appointed by the President to sign checks, drafts, or other orders for the payment of money in the name of the Company.

     (4) DEPOSITS. All funds of the Corporation, not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of the Board of Directors.

                                 ARTICLE VII.
                                 ------------
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------

     (1) CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such Certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be signed by the Chairman of the Board and may be sealed with the seal of the Corporation or a facsimile thereof. Signatures of the Chairman of the Board, the President, the Vice President, the Secretary or Assistant Secretary on a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation. In the event any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of such certificate. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     (2) TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall if so required furnish proper evidence of incumbency or appointment and of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation is to be the owner thereof for all purposes.

     (3) LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock evidenced by such certificate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     (4) STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                          ARTICLE VIII.  FISCAL YEAR
                          --------------------------

     The fiscal year of the Corporation shall begin on the 1st day of July in each year and shall end on the 30th day of June in the following year.

                            ARTICLE IX.  DIVIDENDS
                            ----------------------

     The Board of Directors may from time to time declare, and the Corporation pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law. Before declaring any dividends, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board of Directors shall deem conducive to the best interest of the Corporation.

                               ARTICLE X.  SEAL
                               ----------------

     The corporate seal shall be a round metallic disk with the words "TWIN DISC, INCORPORATED, Racine, Wisconsin" around the circumference, and the words "Corporate Seal" in the center. If a facsimile or printed seal is used on stock certificates, it shall be similar in content and design to the above.

                            ARTICLE XI.  AMENDMENTS
                            -----------------------

     These By-laws may be amended, repealed or altered in whole or in part by the affirmative vote of not less than two-thirds (2/3rds) of the shares of the company entitled to vote thereon or by the affirmative vote of not less than two-thirds (2/3rds) of the full Board of Directors of the Company at any regular meeting of the Shareholders or Board of Directors, or at any Special Meeting of the Shareholders or Board of Directors provided that such action has been specified in the notice of any such Special Meeting.